EXHIBIT 23
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D and Schedule 13G (including amendments thereto) with respect to the Common Stock of General Growth Properties, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 21st day of August 2007.

GENERAL TRUST COMPANY
By:	/s/ E. Michael Greaves
	Name:	E. Michael Greaves
	Title:	Vice President

M.B. CAPITAL PARTNERS III
By:	General Trust Company, Trustee of MBA Trust, a Partner

	By:	/s/ E. Michael Greaves
	Name:	E. Michael Greaves
	Title:	Vice President

M.B. CAPITAL UNITS LLC
By:	M.B. Capital Partners III,
its sole member

	By:	General Trust Company, Trustee of MBA Trust, a Partner

		By:	/s/ E. Michael Greaves
		Name:	E. Michael Greaves
		Title:	Vice President